Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

March 20, 2025

IAC Inc.

555 West 18th Street

New York, NY 10011

Ladies and Gentlemen:

We have acted as counsel to IAC Inc. (“IAC”), a Delaware corporation, in connection with the proposed Distribution (as defined in the Registration Statement) by IAC to holders of IAC common stock and IAC Class B common stock of Class A common stock of Angi Inc. (“SpinCo”), a Delaware corporation and an indirect subsidiary of IAC, as contemplated by the Registration Statement on Form S-3 (together with all exhibits thereto, and as amended or supplemented through the date hereof, the “Original Registration Statement”) of SpinCo, including the prospectus forming a part thereof, relating to the Distribution and the other transactions contemplated by the Original Registration Statement (the “Transactions”), and initially filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2025 and declared effective by the SEC on February 14, 2025. You have requested our opinion as to certain U.S. federal income tax matters in connection with the filing of the Registration Statement on Form S-3 of Spinco with the SEC pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Additional Registration Statement” and together with the Original Registration Statement, the “Registration Statement”), which is registering the offering by SpinCo of up to 2,000,000 additional shares of Class A common stock of Spinco in the Distribution, and incorporates by reference the Original Registration Statement.

In providing our opinion, we have examined the agreements governing the Distribution (the “Transaction Agreements”), the Registration Statement (together with the Transaction Agreements, the “Transaction Documents”), and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Transactions will be consummated in accordance with the provisions of, and as described in, the Transaction Documents (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the Registration Statement and the statements concerning the Transactions and the parties thereto set forth in the Transaction Agreements, in each case, are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Distribution, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity and (v) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Transaction Documents, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, it is our opinion that insofar as it summarizes U.S. federal income tax law, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” is accurate in all material respects.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Transaction Documents other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform IAC or SpinCo of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Additional Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Additional Registration Statement, and to the references to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz